Exhibit 10.3

GUARANTY

In consideration of SEATTLE CITY EMPLOYEES’ RETIREMENT SYSTEM, a single-employer defined-benefit public employee retirements system (“Lender”) lending SIX MILLION DOLLARS ($6,000,000) (the “Loan”) to PLATINUM INTELLECTUAL PROPERTY, L.P., a Texas limited partnership (“Borrower”), the undersigned, PLATINUM RESEARCH ORGANIZATION, INC., a Delaware corporation (“Guarantor”), jointly and severally with all other parties executing similar guaranties, if any, hereby unconditionally and irrevocably guarantees to Lender prompt payment of the Loan when due, whether by acceleration or otherwise, together with all interest thereon, any other sums that become due and owing to Lender under the Note (as hereinafter defined) or any of the Security Documents (also as hereinafter defined), including, without limitation, late charges, premiums for prepayment, expenditures by Lender to preserve and protect the collateral for repayment of the Note, amounts that would become due but for the effect of any bankruptcy proceedings or other insolvency proceedings and all attorneys’ fees, costs, and expenses of collection incurred by Lender in enforcing its rights and remedies under the Note and the Security Documents, and together with the full and complete discharge and performance of each and every other term, covenant, obligation, or warranty contained in the Note or any of the Security Documents.

The Loan is evidenced by a promissory note (the “Note”) from Borrower dated December 3, 2004 in the amount of SIX MILLION DOLLARS ($6,000,000), bearing interest and payable as set forth therein, repayment of which is secured by the documents identified in the Note as the “Security Documents”. Terms that are defined in the Note shall have the meaning set forth therein when used in this Guaranty.

GUARANTOR FURTHER AGREES THAT:

1. Guarantor indirectly owns 99% of the equity interests of Borrower and therefore has a direct financial interest the Loan.

2. The obligations of Guarantor hereunder are primary, absolute, and unconditional under any and all circumstances unless and until terminated as provided in Section 18 below.

3. Without affecting, diminishing, or otherwise impairing the liability of Guarantor hereunder and without notice or consent of Guarantor, Lender may from time to time grant renewals, extensions, indulgences, releases, and discharges to Borrower or any other guarantor, and may take security for payment of the Loan, and may release any or all security for the Loan or refrain from perfecting any interest in any security granted by Borrower or any other guarantor.

4. Lender may amend or modify the Note, the Security Documents, or any other instrument executed to secure payment thereof or otherwise in connection with the Loan, and otherwise may deal with Borrower or any other guarantor, without notice to or consent of Guarantor, and without affecting, diminishing, or otherwise impairing the liability of Guarantor hereunder.

5. As security for the full payment and performance of all of Guarantor’s obligations hereunder, Guarantor hereby assigns to Lender, all claims and other rights which Guarantor may now have or hereafter acquire against Borrower that arises from the existence or performance of Guarantor’s obligations under this Guaranty, including, without limitation, all rights of subrogation, reimbursement, contribution, indemnification and all rights, if any, to participate in any claim or remedy of Lender against Borrower or any collateral which Lender now has or may hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law. Until Lender has received indefeasible payment in full of the principal balance of the Note, together with interest thereon and together with all costs, attorneys’ fees, and other expenses incurred by Lender in enforcing the payment of the Note, or in enforcing performance and observation of any other obligation hereby guaranteed, (i) Guarantor shall have no right to exercise any such claim, remedy or right against Borrower, and (ii) Guarantor hereby authorizes and directs Borrower to pay to Lender, all payments in respect of each such claim, remedy or right that would otherwise be payable to Guarantor. Any agreement between Guarantor and Borrower that is contrary to the foregoing shall be null, void and of no force or effect.

6. Lender may from time to time consent to any action or nonaction of Borrower or any other guarantor, which, in the absence of such consent, violates or may violate any provisions of the Note, the Security Documents, or any instrument securing repayment thereof or otherwise executed in connection therewith, and such consent may be granted by Lender without in any manner affecting, diminishing, or impairing the liability of Guarantor hereunder.

7. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment by Borrower or any other guarantor of all or any part of any sum payable pursuant to the Note or any other guaranty, as the case may be, is rescinded or otherwise must be returned by Lender upon the insolvency, bankruptcy, or reorganization of the payor all as though such payment to Lender had not been made.

8. No change in the name, purposes, capitalization, or organization of Borrower shall in any way affect, diminish, or otherwise impair the liability of Guarantor hereunder, and Lender shall not be obligated to inquire into the powers of Borrower notwithstanding such borrowing, renewals, or credits shall be in excess of the powers of Borrower.

9. Lender shall not be obligated to exhaust its recourse against Borrower, or any other guarantor or person, or any security it may have for repayment of the Loan or the satisfaction of the obligations hereby guaranteed before being entitled to payment from Guarantor of the Loan or performance of each and every one of the obligations hereby guaranteed. Lender may, at its sole discretion, exercise its rights under this Guaranty either prior to, concurrently with, or after the exercise of its remedies for default against Borrower as provided in the Note and Security documents.

10. Notwithstanding the provisions of the laws of any state relating to the rate of interest payable by Borrower, this Guaranty shall remain in full force and effect whatever the rate of interest received or demanded by Lender, and no invalidity, irregularity, or unenforceability (by reason of any bankruptcy or similar law, any other law, or any order of any government or agency thereof purporting to reduce, amend, or otherwise affect any indebtedness or liability of Borrower or of any security therefor) and no release or discharge of Borrower in any receivership, bankruptcy, winding-up, or other creditor proceedings shall affect, diminish, or otherwise impair or otherwise be a defense to this Guaranty. Guarantor shall pay any interest on any portion of the Loan or the other obligations guaranteed hereunder that accrues after the commencement of any proceeding referred to in the foregoing sentence (or, if interest on any portion of the Loan or such other obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued if those proceedings had not been commenced) because it is the intention of Guarantor that Guarantor’s obligations to Lender should be determined without regard to any rule of law or order that may relieve Borrower of any of Borrower’s obligations to Lender.

11. This Guaranty has been delivered free of any conditions and no representations have been made to Guarantor affecting or limiting the liability of Guarantor under this Guaranty except as may be specifically embodied herein. This Guaranty is in addition to and not in substitution for any other guaranties held or that may hereafter be held by Lender, and Guarantor is jointly and severally liable with all such other guarantors for payment of the amounts hereby guaranteed.

12. No action or proceeding brought or instituted under this Guaranty and no recovery in pursuance thereof shall be a bar or defense to any further action or proceeding that may be brought under this Guaranty by reason of any further default or defaults hereunder or in the performance and observance of the terms, covenants, conditions, and provisions in the Note, the Security Documents, or any instrument securing repayment thereof or otherwise executed in connection with the Loan.

13. In the event of any default under the Note, the Security Documents, this Guaranty, or any other guaranty of the Loan or in the event that any dispute arises relating to the interpretation, enforcement, or performance of any of the foregoing, Lender shall be entitled to collect from Guarantor on demand all fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators, and court reporters. Without limiting the generality of the foregoing, Guarantor shall pay all such costs and expenses incurred in connection with (a) arbitration or other alternative dispute resolution proceedings, trial court actions, and appeals; (b) bankruptcy or other insolvency proceedings of Guarantor, any other guarantor, or any other party liable for any of the obligations hereby guaranteed or any party having any interest in any security for any of those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any property securing any such obligations; (d) postjudgment collection proceedings; (e) all claims, counterclaims, cross-claims, and defenses asserted in any of the foregoing whether or not they arise out of or are related to the Loan; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing. All such costs, expenses, and fees shall be due and payable upon demand and shall bear interest from the date incurred through the date of collection at the Base Rate (as defined in the Note), plus five percent (5%) per annum.

14. No waiver, modification, extension, forbearance, or delay on the part of Lender with respect to the Note, the Security Documents, or any instrument securing repayment thereof or otherwise executed in connection therewith, or any other guaranty, and no act or thing that might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety, shall operate to release the obligations of Guarantor under this Guaranty, and no delay on the part of Lender in exercising any of its options, powers, or rights hereunder, or a partial or single exercise thereof, shall constitute a waiver of any other rights hereunder.

15. Guarantor hereby waives presentment, protest, notice, demand, or action on delinquency in respect to the Loan or any obligation hereby guaranteed. Guarantor waives acceptance of this Guaranty.

16. This Guaranty shall survive the realization upon any collateral given as security for the Loan or the exercise of any other remedy contained in any document securing payment of the Note and this Guaranty shall terminate only as provided in Paragraph 18 below. Guarantor agrees that the obligations of Guarantor hereunder (and all substantial equivalents of such obligations) are separate and distinct from those of Borrower under the Note and the Security Documents. All of Guarantor’s obligations under this Guaranty (and all substantial equivalents of such obligations) shall constitute the recourse obligations of Guarantor. Guarantor further agrees that no action taken by Lender with respect to any personal property collateral for the Loan shall be deemed to constitute a retention of such collateral in satisfaction of the debt as that term is used in RCW 62A.9-505(2). No agreement between Borrower and Guarantor shall impair any rights of Lender under this Guaranty or under applicable laws.

17. Reserved.

18. This Guaranty shall inure to the benefit of Lender, its successors and assigns (and as used herein, the term “Lender” shall be deemed to refer to the party identified as “Lender” in the first paragraph of this Guaranty or if different, the owner(s) or holder(s) from time to time of the Note), and shall be binding upon Guarantor and Guarantor’s heirs, personal representatives, successors, and assigns, as the case may be, provided, however, that this Guaranty shall terminate when the principal and interest of the Loan and all other obligations hereby guaranteed are indefeasibly paid in full.

19. In the event of a conflict between the provisions of this Guaranty and the provisions of the Note, the provisions of this Guaranty shall control.

20. This Guaranty shall be governed by and construed in accordance with the laws of the State of Washington.

21. Each married person who executes this Guaranty agrees that recourse hereunder may be had to his or her separate property as well as the assets of his or her marital community.

22. Notwithstanding any contrary provision of applicable law, each general partner in any partnership which is a party hereto, agrees that Lender need not exhaust the partnership assets of such partnership before executing upon the assets of such general partner in satisfaction of the obligations evidenced hereby or by any other document, instrument or agreement entered into by such partnership in connection with the Loan, but may execute upon such general partner’s assets prior to, at the same time as, or after executing upon the partnership assets of such partnership. Each such general partner shall be jointly and severally liable for such obligations with all other persons and entities liable therefor.

DATED this 22nd day of September, 2008.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

Signature page follows

PLATINUM RESEARCH ORGANIZATION, INC.

By:	/s/ John T. “Cork” Jaeger, Jr.
Name:	John T. “Cork” Jaeger, Jr.
Title:	Chief Executive Officer
Address:	2777 Stemmons Freeway
Suite 1440
Dallas, TX 75207

[INSERT APPROPRIATE ACKNOWLEDGMENT FORM FOR GUARANTOR]

SIGNATURE PAGE TO GUARANTY